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                                                                  Exhibit (a)(8)
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        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                            ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER.-- Social Security numbers have nine digits separated by two hyphens:
i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

================================================================================
                                                GIVE THE
                                                SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                       NUMBER OF--
================================================================================

1.  An individual's account                     The individual

2.  Two or more individuals (joint account)     The actual owner of the
                                                account or, if combined
                                                funds, any one of the
                                                individuals(1)

3.  Husband and wife (joint account)            The actual owner of the
                                                account or, if joint funds,
                                                either person(1)

4.  Custodian account of a minor (Uniform       The minor(2)
    Gift to Minors Act)

5.  Adult and minor (joint account)             The adult or, if the minor
                                                is the only contributor,
                                                the minor(1)

6.  Account in the name of guardian or          The ward, minor, or
    committee for a designated ward,            incompetent person(3)
    minor, or incompetent person

7.  a The usual revocable savings trust         The grantor-trustee(1)
      account (grantor is also trustee)
    b So-called trust account that is not a     The actual owner(4)
      legal or valid trust under State law

8.  Sole proprietorship account                 The owner(4)
================================================================================

================================================================================
                                                GIVE THE EMPLOYER
                                                IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                       NUMBER OF--
================================================================================

9.  A valid trust, estate, or pension trust     The legal entity (Do not
                                                furnish the identifying
                                                number of the personal
                                                representative or trustee
                                                unless the legal entity
                                                itself is not designated in
                                                the account title.)(5)

10. Corporate account                           The corporation

11. Religious, charitable, or educational       The organization
    organization account

12. Partnership account held in the name of     The partnership
    the partnership

13. Association, club, or other tax-exempt      The organization
    organization

14. A broker or registered nominee              The broker or registered
                                                nominee

15. Account with the Department of              The public entity
    Agriculture in the name of a public
    entity (such as a state or local
    government, school district, or prison)
    that receives agricultural program
    payments
================================================================================

(1) List all names first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Provide the name of the owner.
(5) List all names first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

 .  A corporation.

 .  A financial institution.

 .  An organization exempt from tax under section 501(a) of the Internal Revenue
   Code of 1986, as amended (the "Code"), or an individual retirement plan.

 .  The United States or any agency or instrumentality thereof.

 . A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 .  An international organization or any agency or instrumentality thereof.

 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 .  A real estate investment trust.

 .  A common trust fund operated by a bank under section 584(a) of the Code.

 .  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

 .  An entity registered at all times under the Investment Company Act of 1940.

 .  A foreign central bank of issue.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to back up withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.

 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 .  Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding including the following:

 . Payments of interest on obligations issued by individuals. Note: A Payee may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and such payee has not provided its correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

 .  Payments described in section 6049(b)(5) of the Code to nonresident aliens

 .  Payments on tax-free covenant bonds under section 1451 of the Code.

 .  Payments made by certain foreign organizations.

 .  Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

        Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050(A) of the Code. PRIVACY ACT NOTICE. Section 6109 of the Code requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.